Exhibit 99.1

Artizan | *Oakland, CA*

ESSEX

PROPERTY TRUST, INC.

Third Quarter 2026 Earnings Release & Supplemental Data

 Third Quarter 2026  Earnings Release & Supplemental Data  Artizan | Oakland, CA

Third Quarter 2026
Earnings Release and Supplemental Data

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Essex Announces Third Quarter 2026 Results
and Raises Full-Year 2026 Guidance

San Mateo, California—October 27, 2026—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its third quarter 2026 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the three and nine-month periods ended September 30, 2026 are detailed below.

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2026	2025	Change	2026	2025	Change
Per Diluted Share
Net Income	$1.52	$2.56	-40.6%	$4.14	$9.15	-54.8%
Total FFO	$3.98	$4.03	-1.2%	$11.47	$12.03	-4.7%
Core FFO	$4.00	$3.97	0.8%	$12.15	$11.96	1.6%

Third Quarter 2026 Highlights:
•
Reported Net Income per diluted share for the third quarter of 2026 of $1.52, compared to $2.56 in the third quarter of 2025. The decrease was primarily driven by gains on sale of real estate and land recognized in the third quarter of 2025.

•
Grew Core FFO per diluted share by 0.8% compared to the third quarter of 2025, exceeding the midpoint of the Company’s guidance range by $0.01 per diluted share, driven by same-property revenue growth.

•
Achieved same-property revenue and net operating income (“NOI”) growth of 3.0% and 3.1%, respectively, compared to the third quarter of 2025. On a sequential basis, same-property revenue improved by 1.0%, driven by growth across all regions and continued strength in Northern California.

•	Disposed of three apartment communities for a total pro rata contract price of $111.9 million.

•	Obtained a $275.0 million unsecured term loan priced at SOFR plus 0.80%.

Full-Year 2026 Revised Guidance	Revised Range	Revised Midpoint	Change at Midpoint
Net Income per diluted share	$5.62 - $5.74	$5.68	+$0.10
Core FFO per diluted share	$16.10 - $16.22	$16.16	+$0.02
Same-Property Revenue	2.8% to 3.0%	2.9%	+0.10%
Same-Property Operating Expenses	2.6% to 2.9%	2.8%	Unchanged
Same-Property NOI	2.8% to 3.2%	3.0%	+0.20%

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property revenue on a year-over-year basis for the three and nine-month periods ended September 30, 2026 and on a sequential basis for the three-month period ended September 30, 2026:

	Revenue Change
	Q3 2026 vs. Q3 2025	YTD 2026 vs. YTD 2025	Q3 2026 vs. Q2 2026	% of Total Q3 2026 Revenues
Southern California
Los Angeles County	0.5%	1.0%	0.1%	16.7%
Orange County	2.7%	2.8%	0.8%	10.1%
San Diego County	2.1%	1.9%	0.4%	9.8%
Ventura County	1.3%	1.6%	0.5%	4.7%
Total Southern California	1.5%	1.7%	0.4%	41.3%
Northern California
Santa Clara County	5.7%	4.9%	2.0%	21.2%
Alameda County	4.5%	3.7%	0.8%	7.0%
San Mateo County	6.6%	5.7%	2.5%	4.6%
Contra Costa County	3.0%	2.3%	0.8%	5.1%
San Francisco	8.0%	6.4%	1.7%	3.1%
Total Northern California	5.4%	4.6%	1.7%	41.0%
Seattle Metro	1.3%	1.8%	0.8%	17.7%
Same-Property Portfolio	3.0%	2.9%	1.0%	100.0%

The table below illustrates the components that drove the change in same-property revenue on a year-over-year basis for the three and nine-month periods ended September 30, 2026 and on a sequential basis for the three-month period ended September 30, 2026:

Same-Property Revenue Components	Q3 2026 vs. Q3 2025	YTD 2026 vs. YTD 2025	Q3 2026 vs. Q2 2026
Scheduled Rents	2.5%	2.3%	1.2%
Delinquency	0.0%	0.0%	0.0%
Cash Concessions	0.0%	-0.1%	-0.1%
Vacancy	0.1%	0.1%	-0.1%
Other Income	0.4%	0.6%	0.0%
Q3 2026 Same-Property Revenue Growth	3.0%	2.9%	1.0%

	Year-Over-Year Change			Year-Over-Year Change
	Q3 2026 compared to Q3 2025			YTD 2026 compared to YTD 2025
	Revenue	Operating Expenses	NOI	Revenue	Operating Expenses	NOI
Southern California	1.5%	2.6%	1.0%	1.7%	2.3%	1.5%
Northern California	5.4%	1.8%	7.0%	4.6%	0.3%	6.5%
Seattle Metro	1.3%	5.3%	-0.4%	1.8%	4.9%	0.5%
Same-Property Portfolio	3.0%	2.8%	3.1%	2.9%	1.9%	3.3%

	Sequential Change
	Q3 2026 compared to Q2 2026
	Revenue	Operating Expenses	NOI
Southern California	0.4%	6.4%	-2.0%
Northern California	1.7%	7.4%	-0.7%
Seattle Metro	0.8%	5.6%	-1.2%
Same-Property Portfolio	1.0%	6.7%	-1.3%

	Financial Occupancies
	Quarter Ended
	9/30/2026	6/30/2026	9/30/2025
Southern California	96.1%	95.7%	95.8%
Northern California	96.5%	96.8%	96.3%
Seattle Metro	96.1%	96.4%	96.1%
Same-Property Portfolio	96.3%	96.3%	96.0%

Investment Activity

Dispositions

In August 2026, the Company sold a 76-unit apartment home community located in Seattle, WA, for a contract price of $30.0 million. The Company recorded a gain on sale of real estate and land of $6.8 million in the third quarter, which has been excluded from Total and Core FFO.

In August 2026, a joint venture in which the Company owned a 58% interest sold a 268-unit apartment home community located in San Jose, CA, for a contract price of $122.3 million ($70.9 million at pro rata share). In addition, the Company was fully redeemed on a $15.6 million preferred equity investment affiliated with the partnership. The Company recorded a gain on sale of co-investment communities of $5.8 million at pro rata share in the third quarter, which has been excluded from Total and Core FFO.

Other Investments

In July 2026, Wesco VII, LLC (“Wesco VII”), a joint venture in which the Company owns a 50% interest, originated two preferred equity investments in two stabilized apartment communities totaling $36.2 million ($18.1 million at pro rata share). Both investments were fully funded at closing and yield an initial preferred return of 11.5%.

Subsequent to quarter end, the Company acquired a 378-unit apartment home community built in 2024 and located in Oakland, CA. This transaction follows the liquidation of the Company’s $64.2 million subordinated loan interest and payoff of the associated $92.3 million senior mortgage. The Company has not accrued income on this investment since the third quarter of 2025 and will consolidate the community on its financial statements in the fourth quarter of 2026.

Balance Sheet and Liquidity

Balance Sheet

In September 2026, the Company obtained a $275.0 million unsecured term loan which is scheduled to mature in September 2029 with two one-year extension options, exercisable at the Company’s option. The loan is priced at SOFR plus 0.80%.

Common Stock and Liquidity

In the third quarter of 2026, the Company received net cash proceeds of $16.4 million from the settlement of its forward sale agreements entered in the first quarter of 2025, by issuing 52,600 shares of common stock at a weighted average price of $311.13 per share, net of commissions. As of September 30, 2026, there were no outstanding forward sale agreements and the Company had $883.5 million of available authority remaining under its ATM program.

During the third quarter of 2026, the Company did not repurchase any shares through its stock repurchase plan. Year-to-date, the Company has repurchased 254,001 shares of its common stock totaling $61.9 million, including commissions, at an average price per share of $243.76. As of September 30, 2026, the Company had $500.0 million of purchase authority remaining under its stock repurchase plan.

As of September 30, 2026, the Company had over $1.7 billion of liquidity via available capacity on its unsecured credit facilities, cash and cash equivalents, and marketable securities.

Guidance

For the third quarter of 2026, the Company exceeded the midpoint of the guidance range provided in its second quarter 2026 earnings release for Core FFO by $0.01 per diluted share, driven by same-property revenue growth.

2026 Full-Year and Fourth Quarter Guidance

Per Diluted Share	Previous Range	Revised Range	Revised Midpoint	Change at Midpoint
Net Income	$5.47 - $5.69	$5.62 - $5.74	$5.68	+$0.10
Total FFO	$15.37 - $15.59	$15.42 - $15.54	$15.48	Unchanged
Core FFO	$16.03 - $16.25	$16.10 - $16.22	$16.16	+$0.02
Q4 2026 Core FFO	N/A	$3.95 - $4.07	$4.01	N/A

Same-Property Portfolio Growth (1)
Revenue	2.5% to 3.1%	2.8% to 3.0%	2.9%	+0.10%
Operating Expenses	2.5% to 3.0%	2.6% to 2.9%	2.8%	Unchanged
Net Operating Income	2.3% to 3.3%	2.8% to 3.2%	3.0%	+0.20%

(1)	Reflects guidance on a cash basis based on 52,059 apartment homes. On a GAAP basis, the midpoints of the Company’s same-property revenue and NOI guidance are 2.9% and 3.0%, respectively

For additional details regarding the Company’s 2026 FFO guidance range, see page S-15 of the supplemental financial information.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Wednesday, October 28, 2026 at 9 a.m. PT (12 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the third quarter 2026 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13763055. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or call (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 255 apartment home communities comprising over 62,000 apartment homes with an additional property in active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“Nareit”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the Nareit definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the Nareit definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of FFO and Core FFO per diluted share for the three and nine-month periods ended September 30, 2026 and 2025 (dollars in thousands, except for share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income available to common stockholders	$98,069	$164,621	$266,717	$589,093
Adjustments:
Depreciation and amortization	152,552	151,489	461,520	454,277
Gains not included in FFO	(12,539)	(67,509)	(23,770)	(305,043)
Impairment loss	10,709	-	10,709	-
Depreciation and amortization from unconsolidated co-investments	12,611	14,343	39,094	43,127
Noncontrolling interest related to Operating Partnership units	3,330	5,767	9,122	20,827
Depreciation attributable to third party ownership and other	(39)	(38)	(115)	(122)
FFO attributable to common stockholders and unitholders	$264,693	$268,673	$763,277	$802,159
FFO per share – diluted	$3.98	$4.03	$11.47	$12.03
Expensed acquisition and investment related costs	$-	$25	$-	$25
Tax (benefit) expense on unconsolidated technology co-investments	(493)	(1,958)	2,758	(2,353)
Realized and unrealized losses (gains) on marketable securities, net	508	(1,658)	(3,482)	(4,059)
Provision for credit losses	-	50	(222)	61
Equity loss (income) from unconsolidated technology co-investments	33	(4,393)	(16,154)	(6,005)
Loss on early retirement of debt	-	-	-	762
Income from early redemption of preferred equity investments	-	(70)	(179)	(70)
General and administrative and other, net (1)	1,504	3,926	62,835	7,863
Insurance reimbursements and other, net	(44)	(89)	(342)	(789)
Core FFO attributable to common stockholders and unitholders	$266,201	$264,506	$808,491	$797,594
Core FFO per share – diluted	$4.00	$3.97	$12.15	$11.96
Weighted average number of shares outstanding diluted (2)	66,495,937	66,674,655	66,548,417	66,667,571

(1)
Includes political advocacy costs of $0.3 million and $2.0 million for the three and nine months ended September 30, 2026, respectively, and $1.6 million and $2.0 million for the three and nine months ended September 30, 2025, respectively. During the nine months ended September 30, 2026, the Company reached a settlement to fully resolve its case related to RealPage, Inc. totaling $36.5 million and another litigation matter totaling $19.3 million.

(2)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes DownREIT limited partnership units.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Earnings from operations	$156,760	$210,399	$421,326	$747,180
Adjustments:
Corporate-level property management expenses	13,393	12,216	40,223	36,768
Depreciation and amortization	152,552	151,489	461,520	454,277
Management and other fees from affiliates	(2,344)	(2,361)	(6,975)	(7,078)
General and administrative	16,561	18,058	109,724	51,507
Expensed acquisition and investment related costs	-	25	-	25
Impairment loss	10,709	-	10,709	-
Gain on sale of real estate and land	(6,781)	(62,320)	(8,781)	(299,524)
NOI	340,850	327,506	1,027,746	983,155
Less: Non-same property NOI	(27,662)	(23,818)	(85,396)	(70,738)
Same-Property NOI	$313,188	$303,688	$942,350	$912,417

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company’s expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s fourth quarter and full-year 2026 guidance (including net income, Total FFO and Core FFO, same-property growth and related assumptions) and anticipated yield on certain investments. While the Company’s management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed.

Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: assumptions related to our fourth quarter and full-year 2026 guidance; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates, inflation, escalated operating costs and possible recessionary impacts; tariffs, geopolitical tensions and regional conflicts, and the related impacts on macroeconomic conditions, including, among other things, interest rates and inflation; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; the Company’s inability to maintain its investment grade credit rating with the rating agencies; the Company may be unsuccessful in the management of its relationships with its co-investment partners; the Company may fail to achieve its business objectives; time of actual completion and/or stabilization of development and redevelopment projects; estimates of future income from an acquired property may prove to be inaccurate; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; changes in laws or regulations and the anticipated or actual impact of future changes in laws or regulations; unexpected difficulties in leasing of future development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K for the year ended December 31, 2025, quarterly reports on Form 10-Q, and those risk factors and special considerations set forth in the Company’s other filings with the SEC which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release and supplemental financial information, are defined and further explained on pages S-17.1 through S-17.4, “Reconciliations of Non-GAAP Financial Measures and Other Terms,” of the accompanying supplemental financial information. The supplemental financial information is available on the Company’s website at www.essex.com.

Contact Information
Loren Rainey
Sr. Director, Investor Relations
(650) 655-7800
lrainey@essex.com

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results
(Dollars in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues:
Rental and other property	$490,346	$470,942	$1,459,520	$1,400,641
Management and other fees from affiliates	2,344	2,361	6,975	7,078
	492,690	473,303	1,466,495	1,407,719

Expenses:
Property operating	149,496	143,436	431,774	417,486
Corporate-level property management expenses	13,393	12,216	40,223	36,768
Depreciation and amortization	152,552	151,489	461,520	454,277
General and administrative	16,561	18,058	109,724	51,507
Expensed acquisition and investment related costs	-	25	-	25
Impairment loss	10,709	-	10,709	-
	342,711	325,224	1,053,950	960,063
Gain on sale of real estate and land	6,781	62,320	8,781	299,524
Earnings from operations	156,760	210,399	421,326	747,180
Interest expense, net (1)	(63,416)	(63,331)	(193,047)	(189,054)
Interest and other income	686	5,900	10,809	16,997
Equity income from co-investments	9,212	17,798	46,542	39,984
Tax benefit (expense) on unconsolidated technology co-investments	493	1,958	(2,758)	2,353
Loss on early retirement of debt	-	-	-	(762)
Gain on remeasurement of co-investment	-	-	-	330
Net income	103,735	172,724	282,872	617,028
Net income attributable to noncontrolling interest	(5,666)	(8,103)	(16,155)	(27,935)
Net income available to common stockholders	$98,069	$164,621	$266,717	$589,093

Net income per share - basic	$1.53	$2.56	$4.15	$9.15

Shares used in income per share - basic	64,290,878	64,404,008	64,336,608	64,368,625

Net income per share - diluted	$1.52	$2.56	$4.14	$9.15

Shares used in income per share - diluted	64,311,993	64,418,240	64,350,275	64,392,244

(1)	Refer to page S-17.2, the section titled “Interest Expense, Net” for additional information.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results - Selected Line Item Detail
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Rental and other property
Rental income	$482,770	$463,892	$1,438,000	$1,380,438
Other property	7,576	7,050	21,520	20,203
Rental and other property	$490,346	$470,942	$1,459,520	$1,400,641

Property operating expenses
Real estate taxes	$53,569	$52,023	$157,108	$153,652
Utilities	35,023	32,713	98,750	91,075
Personnel costs	28,318	27,448	81,806	80,443
Maintenance and repairs	17,968	16,052	48,709	46,924
Administrative	8,341	8,314	25,235	24,663
Insurance and other	6,277	6,886	20,166	20,729
Property operating expenses	$149,496	$143,436	$431,774	$417,486

Interest and other income
Marketable securities and other income	$1,150	$4,218	$6,785	$12,210
Realized and unrealized (losses) gains on marketable securities, net	(508)	1,658	3,482	4,059
Provision for credit losses	-	(50)	222	(61)
Insurance reimbursements and other, net	44	74	320	789
Interest and other income	$686	$5,900	$10,809	$16,997

Equity income from co-investments
Equity income (loss) from co-investments	$478	$(485)	$3,358	$(1,008)
Income from preferred equity investments	3,009	8,616	11,840	29,728
Equity (loss) income from unconsolidated technology co-investments	(33)	4,393	16,154	6,005
Insurance reimbursements and other, net	-	15	22	-
Gain on sale of co-investment communities	5,758	5,189	14,989	5,189
Income from early redemption of preferred equity investments	-	70	179	70
Equity income from co-investments	$9,212	$17,798	$46,542	$39,984

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$3,330	$5,767	$9,122	$20,827
DownREIT limited partners’ distributions	2,297	2,294	6,905	6,972
Third-party ownership interest	39	42	128	136
Noncontrolling interest	$5,666	$8,103	$16,155	$27,935

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Funds from Operations (1)
(Dollars in thousands, except share and per share amounts and in footnotes)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$98,069	$164,621		$266,717	$589,093
Adjustments:
Depreciation and amortization	152,552	151,489		461,520	454,277
Gains not included in FFO	(12,539)	(67,509)		(23,770)	(305,043)
Impairment loss	10,709	-		10,709	-
Depreciation and amortization from unconsolidated co-investments	12,611	14,343		39,094	43,127
Noncontrolling interest related to Operating Partnership units	3,330	5,767		9,122	20,827
Depreciation attributable to third party ownership and other	(39)	(38)		(115)	(122)
Funds from operations attributable to common stockholders and unitholders	$264,693	$268,673		$763,277	$802,159
FFO per share - diluted	$3.98	$4.03	-1.2%	$11.47	$12.03	-4.7%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$-	$25		$-	$25
Tax (benefit) expense on unconsolidated technology co-investments	(493)	(1,958)		2,758	(2,353)
Realized and unrealized losses (gains) on marketable securities, net	508	(1,658)		(3,482)	(4,059)
Provision for credit losses	-	50		(222)	61
Equity loss (income) from unconsolidated technology co-investments	33	(4,393)		(16,154)	(6,005)
Loss on early retirement of debt	-	-		-	762
Income from early redemption of preferred equity investments	-	(70)		(179)	(70)
General and administrative and other, net (2)	1,504	3,926		62,835	7,863
Insurance reimbursements and other, net	(44)	(89)		(342)	(789)
Core funds from operations attributable to common stockholders and unitholders	$266,201	$264,506		$808,491	$797,594
Core FFO per share - diluted	$4.00	$3.97	0.8%	$12.15	$11.96	1.6%

Weighted average number of shares outstanding - diluted (3)	66,495,937	66,674,655		66,548,417	66,667,571

(1)	Refer to page S-17.2, the section titled “Funds from Operations (“FFO”) and Core FFO” for additional information on the Company’s definition and use of FFO and Core FFO.
(2)
Includes political advocacy costs of $0.3 million and $2.0 million for the three and nine months ended September 30, 2026, respectively, and $1.6 million and $2.0 million for the three and nine months ended September 30, 2025, respectively. During the nine months ended September 30, 2026, the Company reached a settlement to fully resolve its case related to RealPage, Inc. totaling $36.5 million and another litigation matter totaling $19.3 million.

(3)	Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock and excludes DownREIT limited partnership units.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Balance Sheets
(Dollars in thousands)

	September 30, 2026	December 31, 2025
Real estate investments:
Land and land improvements	$3,355,893	$3,363,169
Buildings and improvements	15,146,101	15,073,416
	18,501,994	18,436,585
Less: accumulated depreciation	(6,931,353)	(6,532,003)
	11,570,641	11,904,582
Real estate under development	210,654	157,122
Co-investments	612,871	630,550
	12,394,166	12,692,254
Cash and cash equivalents, including restricted cash	80,298	85,586
Marketable securities	102,665	98,070
Notes and other receivables	94,064	141,591
Operating lease right-of-use assets	31,231	50,833
Prepaid expenses and other assets	113,830	90,675
Total assets	$12,816,254	$13,159,009

Unsecured debt, net	$5,844,670	$6,015,921
Mortgage notes payable, net	761,144	784,348
Distributions in excess of investments in co-investments	108,854	98,837
Operating lease liabilities	31,813	51,487
Other liabilities	584,250	471,521
Total liabilities	7,330,731	7,422,114
Redeemable noncontrolling interest	26,069	28,263
Equity:
Common stock	6	6
Additional paid-in capital	6,652,282	6,683,514
Distributions in excess of accumulated earnings	(1,381,186)	(1,148,195)
Accumulated other comprehensive income, net	27,426	6,047
Total stockholders’ equity	5,298,528	5,541,372
Noncontrolling interest	160,926	167,260
Total equity	5,459,454	5,708,632
Total liabilities and equity	$12,816,254	$13,159,009

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - September 30, 2026
(Dollars in thousands,EXCEPT IN footnotes)

				Scheduled principal payments and debt composition - excludes lines of credit and commercial paper and unamortized discounts and debt issuance costs:
		Weighted Average						Weighted Average Interest Rate
	Balance Outstanding	Interest Rate	Maturity in Years		Unsecured	Secured	Total		Percentage of Total Debt
Unsecured Debt, net
Bonds public - fixed rate	$5,000,000	3.7%	6.9	2026	$-	$46,092	$46,092	4.0%	0.7%
Term loan - fixed rate (1)	600,000	4.1%	4.0	2027	350,000	84,397	434,397	3.6%	6.6%
Term loan - variable rate (2)	275,000	4.6%	3.0	2028	450,000	68,332	518,332	2.2%	7.8%
Total unsecured debt, net	5,875,000	3.8%	6.5	2029	775,000	1,456	776,456	4.3%	11.7%
				2030	850,000	66,592	916,592	3.6%	13.8%
Mortgage Notes Payable, net				2031	900,000	31,740	931,740	3.0%	14.0%
Fixed rate - secured	505,804	4.9%	5.1	2032	650,000	1,903	651,903	2.6%	9.8%
Variable rate - secured (3)	257,954	3.2%	12.5	2033	-	330,126	330,126	4.9%	5.0%
Total mortgage notes payable, net	763,758	4.4%	7.6	2034	550,000	2,275	552,275	5.5%	8.3%
				2035	400,000	2,487	402,487	5.5%	6.1%
Unsecured Lines of Credit and Commercial Paper				2036	350,000	2,719	352,719	5.0%	5.3%
Lines of credit (4)	-	4.6%	N/A	Thereafter	600,000	125,639	725,639	3.6%	10.9%
Commercial paper (5)	-	N/A	N/A	Total	5,875,000	763,758	6,638,758	3.8%	100.0%
Total lines of credit and commercial paper	-	4.6%	N/A
				Fixed versus variable rate debt:
Unamortized discounts and debt issuance costs, net	(32,944)			Fixed rate debt	5,600,000	505,804	6,105,804	3.8%	92.0%
				Variable rate debt	275,000	257,954	532,954	3.9%	8.0%
Total debt, net	$6,605,814	3.8%	6.6	Total	$5,875,000	$763,758	$6,638,758	3.8%	100.0%

(1)
The Company has entered into interest rate swaps on $600 million of its aggregate term loan debt. $300 million is swapped to an all-in fixed rate of 4.1% through October 2026, after which $300 million of interest rate swaps will come into effect at an all-in fixed rate of 4.5% through January 2031. An additional $300 million of term loan debt is swapped to an all-in fixed rate of 4.1% through April 2030.

(2)
In September 2026, the Company entered into a $275 million unsecured term loan with a maturity date in September 2029 plus two one-year extension options exercisable at the Company’s discretion. The interest rate on the loan is SOFR plus 0.80%, which is based on a tiered rate structure tied to the Operating Partnership’s long-term unsecured credit ratings.

(3)	The Company’s secured variable rate exposure is linked to SIFMA which has historically averaged 60% to 70% of the SOFR rate.
(4)
The Company has two unsecured line of credit facilities with an aggregate capacity of $1.58 billion. The first unsecured line of credit facility has a capacity of $1.5 billion and a scheduled maturity date in January 2030 plus two 6-month extension options, which are exercisable at the Company’s discretion. The second unsecured line of credit facility has a capacity of $75.0 million, and a scheduled maturity date in July 2028.

(5)
The Company has a commercial paper program under which it can issue up to $750 million of unsecured short-term notes, which are backstopped by and reduce the borrowing capacity of the Company’s $1.5 billion unsecured line of credit facility.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - September 30, 2026
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,605,814
Common stock and potentially dilutive securities				Debt to Total Assets:	33%	< 65%
Common stock outstanding			64,338
Limited partnership units (1)			2,184	Secured Debt to Total Assets:	4%	< 40%
Options-treasury method			15
Total shares of common stock and potentially dilutive securities			66,537	Interest Coverage:	509%	> 150%

Common stock price per share as of September 30, 2026			$269.39	Unsecured Debt Ratio (2):	301%	> 150%

Total equity capitalization			$17,924,402	Selected Credit Ratios (3)	Actual

Total market capitalization			$24,530,216	Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.4

Ratio of debt to total market capitalization			26.9%	Unencumbered NOI to Adjusted Total NOI:	93%

Credit Ratings
Rating Agency	Rating	Outlook
Moody’s	Baa1	Stable		(1) Refer to page S-17.4 for additional information on the Company’s Public Bond Covenants.
Standard & Poor’s	BBB+	Stable		(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock.				(3) Refer to pages S-17.1 to S-17.4, the section titled “Reconciliations of Non-GAAP Financial Measures and Other Terms” for additional information on the Company’s Selected Credit Ratios.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Portfolio Summary by County as of September 30, 2026

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)

Region - County	Consolidated	Unconsolidated Co-investments	Apartment Homes in Development (3)	Total	Consolidated	Unconsolidated Co-investments (4)	Total (4)	Consolidated	Unconsolidated Co-investments (4)	Total (4)

Southern California
Los Angeles County	9,565	1,586	-	11,151	$2,709	$2,579	$2,698	14.7%	20.7%	15.0%
Orange County	5,741	265	-	6,006	2,780	2,558	2,775	10.8%	3.7%	10.4%
San Diego County	5,449	443	-	5,892	2,726	3,119	2,742	9.9%	7.1%	9.7%
Ventura County and Other	2,760	373	-	3,133	2,553	3,304	2,608	4.9%	7.1%	5.0%
Total Southern California	23,515	2,667	-	26,182	2,712	2,764	2,715	40.3%	38.6%	40.1%

Northern California
Santa Clara County (5)	10,673	511	-	11,184	3,320	3,507	3,324	23.5%	8.6%	22.7%
Alameda County	3,970	1,328	-	5,298	2,727	2,712	2,725	6.6%	18.4%	7.3%
San Mateo County	2,483	195	543	3,221	3,619	4,051	3,635	5.7%	3.7%	5.6%
Contra Costa County	2,619	-	-	2,619	2,847	-	2,847	4.7%	0.0%	4.4%
San Francisco	1,356	537	-	1,893	3,214	3,874	3,323	2.7%	9.7%	3.1%
Total Northern California	21,101	2,571	543	24,215	3,178	3,182	3,178	43.2%	40.4%	43.1%

Seattle Metro	10,823	1,759	-	12,582	2,301	2,184	2,291	16.5%	21.0%	16.8%

Total	55,439	6,997	543	62,979	$2,809	$2,772	$2,807	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total scheduled monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) for the quarter ended September 30, 2026, divided by the number of apartment homes as of September 30, 2026.

(2)	Represents the percentage of actual NOI for the quarter ended September 30, 2026. See “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” on page S-17.3.
(3)	Includes development communities with no rental income.
(4)	At Company’s pro rata share.
(5)	Includes one community in Santa Cruz County.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands)

	Apartment Homes	Q3 ‘26	Q2 ‘26	Q1 ‘26	Q4 ‘25	Q3 ‘25

Rental and other property revenues:
Same-property	52,059	$449,896	$445,480	$442,012	$439,042	$436,733
Acquisitions (2)	2,140	22,295	21,495	20,761	17,712	13,398
Non-residential/other, net (3)	1,240	18,272	19,959	19,785	19,642	20,496
Straight-line rent concessions (4)	-	(117)	(203)	(115)	927	315
Total rental and other property revenues	55,439	490,346	486,731	482,443	477,323	470,942

Property operating expenses:
Same-property		136,708	129,016	129,314	130,468	133,045
Acquisitions (2)		8,882	7,544	8,273	6,873	5,019
Non-residential/other, net (3) (5)		3,906	4,462	3,669	4,159	5,372
Total property operating expenses		149,496	141,022	141,256	141,500	143,436

Net operating income (NOI):
Same-property		313,188	316,464	312,698	308,574	303,688
Acquisitions (2)		13,413	13,951	12,488	10,839	8,379
Non-residential/other, net (3) (5)		14,366	15,497	16,116	15,483	15,124
Straight-line rent concessions (4)		(117)	(203)	(115)	927	315
Total NOI		$340,850	$345,709	$341,187	$335,823	$327,506

Same-property metrics
Operating margin		70%	71%	71%	70%	70%
Annualized turnover		42%	40%	33%	35%	44%
Financial occupancy		96.3%	96.3%	96.5%	96.4%	96.0%
Delinquency as a % of scheduled rent		0.5%	0.5%	0.4%	0.5%	0.5%

Same-property net effective rate growth (6)
New lease		-0.2%	1.0%	-2.4%	-4.3%	-0.6%
Renewal		5.3%	4.8%	3.9%	4.7%	4.3%
Blended		3.5%	3.6%	1.4%	1.0%	2.5%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2025.
(3)
Non-residential/other, net consists of revenues generated from retail space, commercial properties, held for sale properties, disposition properties, properties undergoing significant construction activities that do not meet our redevelopment criteria, properties subject to upcoming ground lease expirations, two communities located in the California counties of Santa Barbara and Santa Cruz, which the Company does not consider its core markets, and properties without comparable operating results in the reported periods.

(4)
Represents straight-line concessions for residential operating communities. Same-property revenues reflect concessions on a cash basis. Total rental and other property revenues reflect concessions on a straight-line basis in accordance with U.S. GAAP.

(5)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(6)	Represents the percentage change in all lease tradeouts, including the impact of leasing incentives.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County – Third Quarter 2026 vs. Third Quarter 2025 and Second Quarter 2026
(Dollars in thousands, except average monthly rental rates)

	Apartment Homes	Q3 ‘26 % of Actual NOI	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County			Q3 ‘26	Q3 ‘25	% Change	Q3 ‘26	Q3 ‘25	% Change	Q3 ‘26	Q3 ‘25	% Change	Q2 ‘26	% Change

Southern California
Los Angeles County	9,189	15.4%	$2,683	$2,675	0.3%	95.7%	95.4%	0.3%	$75,229	$74,891	0.5%	$75,119	0.1%
Orange County	5,341	10.7%	2,758	2,690	2.5%	96.5%	96.4%	0.1%	45,263	44,068	2.7%	44,902	0.8%
San Diego County	5,207	10.2%	2,736	2,710	1.0%	96.5%	95.8%	0.7%	43,932	43,045	2.1%	43,748	0.4%
Ventura County	2,652	5.0%	2,548	2,522	1.0%	96.1%	95.8%	0.3%	21,097	20,834	1.3%	20,984	0.5%
Total Southern California	22,389	41.3%	2,697	2,669	1.0%	96.1%	95.8%	0.3%	185,521	182,838	1.5%	184,753	0.4%

Northern California
Santa Clara County	9,279	21.9%	3,310	3,151	5.0%	96.8%	96.5%	0.3%	95,284	90,188	5.7%	93,446	2.0%
Alameda County	3,729	6.7%	2,714	2,620	3.6%	96.2%	96.1%	0.1%	31,687	30,325	4.5%	31,427	0.8%
San Mateo County	1,864	4.5%	3,568	3,353	6.4%	96.6%	96.9%	-0.3%	20,842	19,544	6.6%	20,332	2.5%
Contra Costa County	2,619	5.0%	2,847	2,782	2.3%	96.0%	95.6%	0.4%	23,101	22,424	3.0%	22,920	0.8%
San Francisco	1,356	2.9%	3,214	2,976	8.0%	95.6%	95.8%	-0.2%	13,751	12,731	8.0%	13,525	1.7%
Total Northern California	18,847	41.0%	3,146	3,002	4.8%	96.5%	96.3%	0.2%	184,665	175,212	5.4%	181,650	1.7%

Seattle Metro	10,823	17.7%	2,301	2,280	0.9%	96.1%	96.1%	0.0%	79,710	78,683	1.3%	79,077	0.8%

Total Same-Property	52,059	100.0%	$2,777	$2,709	2.5%	96.3%	96.0%	0.3%	$449,896	$436,733	3.0%	$445,480	1.0%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County – Nine months ended September 30, 2026 vs. Nine months ended September 30, 2025
(Dollars in thousands, except average monthly rental rates)

	Apartment Homes	YTD 2026 % of Actual NOI	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County			YTD 2026	YTD 2025	% Change	YTD 2026	YTD 2025	% Change	YTD 2026	YTD 2025	% Change

Southern California
Los Angeles County	9,189	15.6%	$2,680	$2,663	0.6%	95.6%	95.2%	0.4%	$226,020	$223,681	1.0%
Orange County	5,341	10.7%	2,734	2,670	2.4%	96.2%	96.2%	0.0%	134,837	131,207	2.8%
San Diego County	5,207	10.3%	2,723	2,692	1.2%	96.4%	95.9%	0.5%	131,370	128,918	1.9%
Ventura County	2,652	5.1%	2,539	2,500	1.6%	96.1%	96.2%	-0.1%	63,084	62,071	1.6%
Total Southern California	22,389	41.7%	2,686	2,652	1.3%	96.0%	95.7%	0.3%	555,311	545,877	1.7%

Northern California
Santa Clara County	9,279	21.6%	3,243	3,112	4.2%	97.0%	96.6%	0.4%	280,637	267,469	4.9%
Alameda County	3,729	6.7%	2,669	2,598	2.7%	96.4%	96.3%	0.1%	93,992	90,630	3.7%
San Mateo County	1,864	4.7%	3,475	3,294	5.5%	97.1%	97.0%	0.1%	61,050	57,774	5.7%
Contra Costa County	2,619	5.0%	2,811	2,761	1.8%	96.3%	96.2%	0.1%	68,767	67,230	2.3%
San Francisco	1,356	2.6%	3,131	2,936	6.6%	96.1%	96.5%	-0.4%	40,383	37,938	6.4%
Total Northern California	18,847	40.6%	3,084	2,967	3.9%	96.7%	96.5%	0.2%	544,829	521,041	4.6%

Seattle Metro	10,823	17.7%	2,285	2,257	1.2%	96.3%	96.2%	0.1%	237,248	233,083	1.8%

Total Same-Property	52,059	100.0%	$2,747	$2,684	2.3%	96.4%	96.2%	0.2%	$1,337,388	$1,300,001	2.9%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-9.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses – Quarter to Date and Year to Date as of September 30, 2026 and 2025
(Dollars in thousands)

Based on 52,059 apartment homes

	Q3 ‘26	Q3 ‘25	% Change	% of Operating Expense
Same-property operating expenses:
Real estate taxes	$47,879	$47,132	1.6%	35.0%
Utilities	31,674	30,266	4.7%	23.2%
Personnel costs	25,911	25,499	1.6%	19.0%
Maintenance and repairs	16,408	14,828	10.7%	12.0%
Administrative	6,719	6,716	0.0%	4.9%
Insurance and other	8,117	8,604	-5.7%	5.9%
Total same-property operating expenses	$136,708	$133,045	2.8%	100.0%

	YTD 2026	YTD 2025	% Change	% of Operating Expense
Same-property operating expenses:
Real estate taxes	$140,995	$140,111	0.6%	35.7%
Utilities	89,646	83,939	6.8%	22.7%
Personnel costs	75,019	74,631	0.5%	19.0%
Maintenance and repairs	44,531	43,490	2.4%	11.3%
Administrative	19,672	19,622	0.3%	5.0%
Insurance and other	25,175	25,791	-2.4%	6.3%
Total same-property operating expenses	$395,038	$387,584	1.9%	100.0%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Development Pipeline – September 30, 2026
(Dollars in millions, except per apartment home amounts in thousands)

Project Name - Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date (1)	Remaining Costs	Estimated Total Cost	Cost per Apartment Home (2)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated
7 South Linden - South San Francisco, CA	100%	543	-	$176	$135	$311	$573	Q1 2025	Q1 2028	Q1 2030
Total Development Projects - Consolidated		543	-	176	135	311	$573

Land Held for Future Development - Consolidated
Other Projects - Various	100%	-	-	35	-	35
Total Development Pipeline - Consolidated		543	-	$211	$135	$346

(1)	For the third quarter of 2026, the Company’s cost includes $1.7 million of capitalized interest and $0.7 million of capitalized overhead.
(2)	Net of the estimated allocation to the retail component of the project, as applicable.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - September 30, 2026 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q3 ‘26	Trailing 4 Quarters

Same-property portfolio	$18,924	$59,142
Non-same-property portfolio	3,761	9,629
Total revenue generating capital expenditures	$22,685	$68,771

Number of same-property interior renovations	1,947	3,311
Number of total consolidated interior renovations	1,996	3,422

Non-Revenue Generating Capital Expenditures (3)	Q3 ‘26	Trailing 4 Quarters

Non-revenue generating capital expenditures	$35,585	$115,337
Average apartment homes in quarter	55,528	55,508
Capital expenditures per apartment home	$641	$2,078

(1)	The Company incurred $0.2 million of capitalized interest, $4.7 million of capitalized overhead and less than $0.1 million of co-investment fees related to redevelopment in Q3 2026.
(2)
Represents revenue generating expenditures, such as full-scale redevelopments, interior unit turn renovations, enhanced amenities, certain sustainability initiatives that generate higher revenues or expense savings and accessory dwelling units.

(3)
Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc. Non-revenue generating capital expenditures does not include costs related to retail, furniture and fixtures, expenditures in which the Company has been reimbursed or expects to be reimbursed, and expenditures incurred due to changes in governmental regulation that the Company would not have incurred otherwise.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Co-investments and Preferred Equity Investments - September 30, 2026
(Dollars in thousands, except in footnotes)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate (1)	Remaining Term of Debt (in Years)	Three Months Ended September 30, 2026	Nine Months Ended September 30, 2026

Operating and Other Unconsolidated Joint Ventures								NOI
Wesco I, III, IV, V, VI (2) (3)	55%	5,547	$1,992,287	$1,251,116	$62,358	3.6%	3.8	$28,127	$88,631
BEX IV, 500 Folsom	50%	732	618,419	176,400	130,262	3.4%	19.7	5,470	16,666
Other (4)	50%	718	269,312	191,476	113,125	3.8%	16.3	6,065	18,008
Total Operating and Other Unconsolidated Joint Ventures		6,997	$2,880,018	$1,618,992	$305,745	3.6%	7.0	$39,662	$123,305

								Essex Portion of NOI and Expenses
NOI								$21,791	$67,557
Depreciation								(12,611)	(39,094)
Interest expense and other, net								(8,702)	(25,105)
Equity (loss) income from unconsolidated technology co-investments								(33)	16,154
Insurance reimbursements and other, net								-	22
Gain on sale of co-investment communities								5,758	14,989
Net income from operating and other co-investments								$6,203	$34,523

						Weighted Average Preferred Return	Weighted Average Expected Term (in Years)	Income from Preferred Equity Investments
Income from preferred equity investments								$3,009	$11,840
Income from early redemption of preferred equity investments								-	179
Preferred Equity Investments (5)					$198,272	10.5%	2.1	$3,009	$12,019

Total Co-investments					$504,017			$9,212	$46,542

(1)	Represents the year-to-date annual weighted average borrowing rate.
(2)
As of September 30, 2026, the Company’s investments in Wesco I, Wesco III, and Wesco IV were classified as a liability of $105.3 million due to distributions received in excess of the Company’s investment.

(3)
Wesco III, IV and VI have in-place interest rate swaps totaling a gross notional amount of $624.3 million at an average all-in fixed rate of 2.7% which expire in December 2026 and March 2027. Year-to-date, these Wesco entities entered into replacement swaps which take effect at the existing swap maturities totaling a gross notional amount of $496.2 million at an average all-in fixed rate of 5.3% which expire in June 2029.

(4)
As of September 30, 2026, the Company’s investment in Expo was classified as a liability of $3.6 million due to distributions received in excess of the Company’s investment. The weighted average Essex ownership percentage excludes our investments in unconsolidated technology co-investments.

(5)	As of September 30, 2026, the Company is invested in 9 preferred equity investments, including three preferred equity investments held by Wesco VII, LLC.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity - Year to date as of September 30, 2026
(Dollars in thousands, except for average monthly rent)

Acquisitions
Property Name	Location	Apartment Homes	Year Built	Essex Ownership Percentage	Entity	Date	Total Contract Price at Pro Rata Share	Price per Apartment Home	Average Monthly Rent

Neither Essex nor its unconsolidated joint ventures have acquired any apartment communities year to date as of September 30, 2026.

Dispositions
Property Name	Location	Apartment Homes	Year Built	Essex Ownership Percentage	Entity	Date	Total Contract Price at Pro Rata Share	Price per Apartment Home (1)

Meridian at Midtown	San Jose, CA	218	2015	50%	JV	Jun-26	$52,625	$460
	Q2 2026	218					$52,625	$460

Collins on Pine	Seattle, WA	76	2013	100%	EPLP	Aug-26	$30,000	$375
Silver	San Jose, CA	268	2019	58%	JV	Aug-26	70,905	456
Marina City Club (2)	Marina Del Rey, CA	101	1971	100%	EPLP	Aug-26	11,000	N/A
	Q3 2026	445					$111,905	$429

	2026 Total	663					$164,530	$439

(1)	Price per apartment home excludes value allocated to the retail component, as applicable.
(2)
The Company sold its interest in a 55-year-old, 101-unit apartment home community and adjacent marina subject to a ground lease for a total contract price of $11.0 million. Due to circumstances associated with the transaction, it has been excluded from the price per apartment home calculations.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Assumptions for 2026 FFO Guidance Range
(Dollars in thousands, except per share data)

The guidance projections below are based on current expectations and are forward-looking. The guidance on this page is given for Net Operating Income (“NOI”) and Total and Core FFO. See pages S-17.1 to S-17.4 for the definitions of non-GAAP financial measures and other terms.

	Nine Months Ended	2026 Full-Year Guidance Range
	September 30, 2026 (1)	Low End	High End	Comments about 2026 Full-Year Guidance

Total NOI from Consolidated Communities	$1,027,746	$1,372,400	$1,378,600	Includes a range of same-property NOI growth of 2.8% to 3.2%. Reflects investment activity through October

Management Fees	6,975	8,900	9,500

Interest Expense
Interest expense, before capitalized interest	(197,698)	(267,000)	(266,000)	Includes new $275 million term loan and YTD investment activity
Interest capitalized	4,651	6,400	7,000
Net interest expense	(193,047)	(260,600)	(259,000)
Recurring Income and Expenses
Interest and other income	6,785	7,900	8,500
FFO from co-investments	54,292	68,400	69,400	Reflects year-to-date investment and redemption activity
General and administrative	(46,889)	(62,000)	(64,000)
Corporate-level property management expenses	(40,223)	(53,400)	(54,000)
Non-controlling interest	(7,148)	(9,900)	(9,300)
Total recurring income and expenses	(33,183)	(49,000)	(49,400)
Non-Core Income and Expenses
Tax expense on unconsolidated co-investments	(2,758)	(2,758)	(2,758)
Realized and unrealized gains on marketable securities, net	3,482	3,482	3,482
Provision for credit losses	222	222	222
Equity income from unconsolidated technology co-investments	16,154	16,154	16,154
Income from early redemption of preferred equity investments	179	179	179
General and administrative and other, net	(62,835)	(62,835)	(62,835)
Insurance reimbursements and other, net	342	342	342
Total non-core income and expenses	(45,214)	(45,214)	(45,214)

Funds from Operations (2)	$763,277	$1,026,486	$1,034,486

Funds from Operations per diluted Share	$11.47	$15.42	$15.54

% Change - Funds from Operations	-4.7%	-3.5%	-2.8%

Core Funds from Operations (excludes non-core items)	$808,491	$1,071,700	$1,079,700

Core Funds from Operations per diluted Share	$12.15	$16.10	$16.22

% Change - Core Funds from Operations	1.6%	1.0%	1.8%

EPS - Diluted	$4.14	$5.62	$5.74

Weighted average shares outstanding - FFO calculation	66,548	66,550	66,550	Reflects YTD share repurchases and settlement of outstanding forward sale agreements

(1)	All non-core items are excluded from the 2026 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2026 guidance excludes inestimable projected gain/(loss) on sale of real estate and land, gain/(loss) on sale of marketable securities, gain/(loss) on early retirement of debt, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

With respect to the Company’s guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-15 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2026 Guidance Range (1)
	Nine Months
	Ended September 30,	4th Quarter 2026		Full-Year 2026
	2026	Low	High	Low	High

EPS - diluted	$4.14	$1.48	$1.60	$5.62	$5.74
Conversion from GAAP share count	(0.13)	(0.06)	(0.06)	(0.19)	(0.19)
Impairment Loss	0.16	-	-	0.16	0.16
Depreciation and amortization	7.52	2.48	2.48	10.00	10.00
Noncontrolling interest related to Operating Partnership units	0.14	0.05	0.05	0.19	0.19
Gain on sale of real estate and land	(0.36)	-	-	(0.36)	(0.36)

FFO per share - diluted	$11.47	$3.95	$4.07	$15.42	$15.54

Expensed acquisition and investment related costs	-	-	-	-	-
Tax expense on unconsolidated co-investments	0.04	-	-	0.04	0.04
Realized and unrealized gains on marketable securities, net	(0.05)	-	-	(0.05)	(0.05)
Provision for credit losses	-	-	-	-	-
Equity income from unconsolidated technology co-investments	(0.24)	-	-	(0.24)	(0.24)
Loss on early retirement of debt, net	-	-	-	-	-
Income from early redemption of preferred equity investments	-	-	-	-	-
General and administrative and other, net	0.94	-	-	0.94	0.94
Insurance reimbursements and other, net	(0.01)	-	-	(0.01)	(0.01)

Core FFO per share - diluted	$12.15	$3.95	$4.07	$16.10	$16.22

(1)
2026 guidance excludes inestimable projected gain/(loss) on sale of real estate and land, gain/(loss) on sale of marketable securities, gain/(loss) on early retirement of debt, and promote income until they are realized within the reporting period presented in the report.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-15.1

0

MSA Level
 Data based on Essex Data Analytics forecasts and third-party projections.  Residential Supply: Total supply includes the Company’s estimate of multifamily (“MF”) deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Multifamily estimates incorporate a methodological enhancement (“delay-adjusted supply”) to reflect the anticipated impact of continued construction delays in Essex markets. Single-family (“SF”) estimates are based on trailing single-family permits.                                         Residential Supply Forecast (1)         Residential Supply Forecast (1)           2026E     2027E  Market     Multifamily   Supply  Total MF/SF  Supply  Total Supply as a   % of Stock     Multifamily   Supply  Total MF/SF  Supply  Total Supply as a   % of Stock                       Los Angeles      6,300    12,100   0.3%   4,600    11,000   0.3%  Orange County      2,500    5,200   0.5%   3,000    5,700   0.5%  San Diego      4,900    7,700   0.6%   3,600    6,500   0.5%  Ventura      600    1,000   0.3%   200    600   0.2%  Southern California      14,300    26,000   0.4%   11,400    23,800   0.4%                             San Francisco      900    1,300   0.2%   800    1,200   0.2%  Oakland      400    2,700   0.3%   100    2,300   0.2%  San Jose      1,100    3,000   0.4%   1,200    3,000   0.4%  Northern California       2,400    7,000   0.3%   2,100    6,500   0.3%                             Seattle      4,900    9,300   0.7%   4,100    8,000   0.6%                             Total         21,600    42,300   0.4%   17,600    38,300   0.4%  ESSEX PROPERTY TRUST, INC.                                MSA Level Supply Forecast: 2026E - 2027E                                                        See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information  S-16

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts (“Nareit”) defines earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”)) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, “Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized,” presented on page S-6, in the section titled “Selected Credit Ratios,” and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company’s presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below:

(Dollars in thousands)	Three Months Ended September 30, 2026

Net income available to common stockholders	$98,069
Adjustments:
Net income attributable to noncontrolling interest	5,666
Interest expense, net (1)	63,416
Depreciation and amortization	152,552
Income tax provision	30
Gain on sale of real estate and land	(6,781)
Gain on sale of co-investment communities	(5,758)
Impairment loss	10,709
Co-investment EBITDAre adjustments	21,007
EBITDAre	338,910

Realized and unrealized losses on marketable securities, net	508
Equity loss from unconsolidated technology co-investments	33
Tax benefit on unconsolidated technology co-investments	(493)
General and administrative and other, net	1,504
Insurance reimbursements and other, net	(44)
Adjusted EBITDAre	$340,418

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Annualized Turnover

Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.

Financial Occupancy

Financial occupancy is defined as the percentage resulting from dividing actual rental income by total scheduled rental income. Actual rental income represents contractual rental income pursuant to leases without considering delinquency and concessions. Total scheduled rental income represents the value of all apartment homes, with occupied apartment homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents.

New Lease Net Effective Rate Growth and Renewal Net Effective Rate Growth

New lease net effective rate growth and renewal net effective rate growth represent the percentage change in all lease tradeouts, including the impact of leasing incentives. Prior to 2026, the rate growth was based on the change in similar term lease tradeouts, including the impact of leasing incentives, and all periods presented have been updated to conform with the current methodology.

Disposition Yield

Net operating income that the Company anticipates giving up in the next 12 months less an estimate of property management costs allocated to the project divided by the gross sales price of the asset.

Acquisition Yield

Net operating income that the Company expects to achieve in the next 12 months less an estimate of property management costs allocated to the project and less an estimate for capital expenditures per unit divided by the gross sales price of the asset.

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations (“FFO”) and Core FFO

FFO, as defined by Nareit, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and land and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the Nareit definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the Nareit definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of FFO and Core FFO per diluted share are detailed on page S-3 in the section titled “Consolidated Funds From Operations”.

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled “Consolidated Operating Results”. Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below:

	Three Months Ended		Nine Months Ended
(Dollars in thousands)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Interest expense	$64,755	$64,660	$197,155	$192,654
Adjustments:
Total return swap income	(1,339)	(1,329)	(4,108)	(3,600)
Interest expense, net	$63,416	$63,331	$193,047	$189,054

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled “Selected Credit Ratios.” This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in “Adjusted EBITDAre Reconciliation” on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below:

(Dollars in thousands)	September 30, 2026

Total consolidated debt, net	$6,605,814
Total debt from co-investments at pro rata share	885,457
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	32,944
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	5,180
Consolidated cash and cash equivalents-unrestricted	(72,059)
Pro rata co-investment cash and cash equivalents-unrestricted	(31,713)
Marketable securities	(102,665)
Net Indebtedness	$7,322,958

Adjusted EBITDAre, annualized (1)	$1,361,672
Other EBITDAre normalization adjustments, net, annualized (2)	(6,520)
Adjusted EBITDAre, normalized and annualized	$1,355,152

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.4

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented:

	Three Months Ended		Nine Months Ended
(Dollars in thousands)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Earnings from operations	$156,760	$210,399	$421,326	$747,180
Adjustments:
Corporate-level property management expenses	13,393	12,216	40,223	36,768
Depreciation and amortization	152,552	151,489	461,520	454,277
Management and other fees from affiliates	(2,344)	(2,361)	(6,975)	(7,078)
General and administrative	16,561	18,058	109,724	51,507
Expensed acquisition and investment related costs	-	25	-	25
Impairment loss	10,709	-	10,709	-
Gain on sale of real estate and land	(6,781)	(62,320)	(8,781)	(299,524)
NOI	340,850	327,506	1,027,746	983,155
Less: Non-same-property NOI	(27,662)	(23,818)	(85,396)	(70,738)
Same-Property NOI	$313,188	$303,688	$942,350	$912,417

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company’s unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company’s ability to expand or fully pursue its business strategies. The Company’s ability to comply with these covenants may be affected by changes in the Company’s operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company’s indebtedness, which could cause those and other obligations to become due and payable. If any of the Company’s indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see “Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings” in the Company’s annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”).

The ratios set forth on page S-6 in the section titled “Public Bond Covenants” are provided only to show the Company’s compliance with certain specified covenants that are contained in indentures related to the Company’s issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the indenture and supplemental indenture dated December 12, 2025, filed by the Company as Exhibit 4.1 and Exhibit 4.2 to the Company’s Form 8-K, filed on December 12, 2025. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Same-Property Revenue Growth with Concessions on a GAAP basis

	Three Months Ended		Nine Months Ended
(Dollars in millions)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Reported rental revenue (1)	$450.0	$436.7	$1,337.4	$1,300.0
Straight-line rent impact to rental revenue	(0.1)	0.3	(0.5)	0.2
GAAP rental revenue	$449.9	$437.0	$1,336.9	$1,300.2

% change - reported rental revenue	3.0%		2.9%
% change - GAAP rental revenue	2.9%		2.8%

(1)	Same-property rental revenue reflects concessions on a cash basis.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company’s total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled “Selected Credit Ratios”. Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended September 30, 2026, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended September 30, 2026 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company’s ability to service debt obligations to that of other companies.

The calculation of this ratio is presented in the table below:

(Dollars in thousands)	Annualized Q3 ‘26 (1)

NOI	$1,363,400
Adjustments:
Pro forma NOI from real estate assets sold and/or acquired	(1,722)
Other, net (2)	(4,722)
Adjusted Total NOI	1,356,956
Less: Encumbered NOI	(92,321)
Unencumbered NOI	$1,264,635

Encumbered NOI	$92,321
Unencumbered NOI	1,264,635
Adjusted Total NOI	$1,356,956

Unencumbered NOI to Adjusted Total NOI	93%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.4